Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-2 (No. 33-61049) and Form S-8 (No. 333-48233 and No. 333-136775) of The Jones Financial Companies, L.L.L.P. of our reports dated March 27, 2009 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
March 27, 2009